UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

On December 11, 2017, Ryan Maynard informed Rigel Pharmaceuticals, Inc. (the “Company”) of his intention to voluntarily resign from his position as the Company’s Executive Vice President and Chief Financial Officer. Such resignation is expected to be effective as of December 31, 2017 (the “Separation Date”) and is not due to a dispute or disagreement with the Company.  The Company has initiated a replacement search and, as discussed below, Mr. Maynard has agreed to provide consulting services following the Separation Date to provide advice regarding the transition of responsibilities.

Subject to Mr. Maynard’s continued employment through December 31, 2017 and in exchange for a full general release of claims and continued compliance with the Employee Confidential Information and Inventions Agreement, Mr. Maynard will receive: (i) a lump sum payment equal to nine months of his base salary in 2017; (ii) payments of COBRA premiums for Mr. Maynard and dependents for up to nine months following the Separation Date; (iii) accelerated vesting of any of Mr. Maynard’s time-based stock option grants that would have vested through September 30, 2018; (iv) continued eligibility for vesting through September 30, 2018 of any of Mr. Maynard’s performance-based stock option grants; (v) extended exercisability of the vested portion of such options until September 30, 2019; and (vi) a consulting agreement with the Company for six months to be used as needed by the Company for advice regarding the transition of responsibilities at a rate to be negotiated in good faith by the parties.

(c)

In connection with Mr. Maynard’s resignation, Nelson Cabatuan, age 40, the Company’s vice president of finance, will serve as the Interim Principal Accounting Officer, effective December 18, 2017.  Mr. Cabatuan has served as the Company’s Controller since November 1, 2014 and is a certified public accountant.  Mr. Cabauan joined Rigel in September 2008 as a senior SEC reporting manager.

There are no family relationships between Mr. Cabatuan and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Cabatuan is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K. The Company has also entered into its standard form of indemnification agreement with Mr. Cabatuan.

A copy of the press release titled “Rigel Announces Departure of Chief Financial Officer” is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to the continuation of Mr. Maynard as an employee and future consultant of the Company. Such forward-looking statements involve known and unknown risks, uncertainties and other factors. More information about the risks the Company faces is included under the headings “Risk Factors” in the Company’s most recently filed documents with the Securities and Exchange Commission. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                         Exhibits.

Exhibit	Description

99.1	Press Release, dated December 15, 2017, titled “Rigel Announces Departure of Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2017		RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary